	Health Risk Management Inc, (Case Number 01-43354)
	HRM Claim Management Inc, (Case Number 01-43355)
	Institute for Healthcare Quality, Inc. (Case Number 01-43356)
	Health Benefit Reinsurance, Inc, (Case Number 01-43357)
PROFIT AND LOSS STATEMENT FOR		Aug 7-31, 2001

	MONTH 1	MONTH 2	MONTH 3	QUARTER
	Of Quarter	Of Quarter	Of Quarter	TOTAL

1	Operating revenue	3,777,882.52
2	Other revenue	8.49
3	TOTAL REVENUE	3,777,891.01

	COSTS OF GOODS SOLD
4	Direct labor	1,202,038.26
5	Other direct oper expense	165,261.27
6	Direct OH (IS/telephone, etc)	462,883.40
7	TOTAL COSTS OF GOODS SOLD	1,830,182.93

8	GROSS PROFIT	1,947,708.08

	OPERATING EXPENSES
9	Officer/Insider Compensation	32,994.13
10	Selling and marketing	127,050.40
11	General and administrative	329,743.59
12	Rent and lease	241,563.60
13	Other	-

14	TOTAL OPERATING EXPENSES	731,351.71

15	INCOME BEFORE NON-OPERATING	1,216,356.37
	INCOME AND EXPENSES
16	Non-operating income	-
17	Non-operating expenses	-
18	Interest expense	47,776.23
19	Depreciation expense	204,885.00
20	Amortization expense	375,263.00
21	Other gain/loss	-

	REORGANIZATION EXPENSES
22	Professional fees	345,000.00
23	US Trustee quarterly fees	-
24	Other reorganization costs	2,278.00

25	TOTAL REORGANIZATION COSTS	347,278.00

26	INCOME TAX	-

27	NET PROFIT/LOSS	241,154.14